UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Masonite International Corporation

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders of

MASONITE INTERNATIONAL CORPORATION

To Be Held On:

May 11, 2023 at 9:00 a.m. (Eastern Time)

Online at https://web.lumiagm.com/213788577 (password: masonite2023)

and in person at 1205 East 5th Avenue, Tampa, FL 33605

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication is not a form for voting and presents only an overview of the more complete proxy materials that contain important information and are available to you on the Internet. We encourage you to access and review the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials for this or future meetings, you must request one. There is no charge to you to be sent a copy. To facilitate timely delivery for this meeting, please make the request as instructed below before April 11, 2023.

To view and/or download the proxy materials online, please visit

http://investor.masonite.com/Investors/financial-reports/Annual-Meeting-Proxy-Statement/default.aspx where the following materials are available for view:

• Notice and Proxy Statement • Annual Report

TO REQUEST MATERIAL:

TELEPHONE: 888-Proxy-NA (888-776-9962) (in the United States) and 718-921-8562 (for non-U.S. callers)

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

AT THE MEETING: You may vote your shares by attending and voting at the Annual General Meeting, either in person or online. Please review the relevant information in the proxy statement. To vote online please visit https://web.lumiagm.com/213788577 and be sure to have your control number and the password: masonite2023.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call up until 11:59 PM Eastern Time the day before the meeting date.

MAIL: You may request a proxy card or voting instruction form in order to vote by mail by following the instructions above.

1. Election of Directors: NOMINEES: Howard C. Heckes Jody L. Bilney Robert J. Byrne Peter R. Dachowski Jonathan F. Foster Daphne E. Jones Barry A. Ruffalo Francis M. Scricco Jay I. Steinfeld

2.  TO VOTE, on an advisory basis, on the compensation of our named executive officers as set forth in the Proxy Statement.

3.  TO APPOINT Ernst & Young LLP, an independent registered public accounting firm, as the auditors of the Company to serve until the next Annual General Meeting of the Shareholders and authorize the Board of Directors of the Company to fix the remuneration of the auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

Please note that you cannot use this notice to vote by mail.